UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2021

BIOLIFE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Suite 310, Bothell, WA	98021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (425)402-1400

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
BioLife Solutions, Inc. Common Stock	BLFS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2021, Raymond Cohen, the Chairman of the Board of Directors of BioLife Solutions, Inc. (the “Company”), resigned from the Board of Directors and all committees thereto. Mr. Cohen’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 13, 2021, to fill the vacancies caused by Mr. Cohen’s resignation, the Board of Directors appointed Michael Rice, the Chief Executive Officer and a director of the Company, as Chairman of the Board of Directors, and appointed Amy DuRoss to the Audit Committee, Joseph Schick to the Compensation Committee and Rachel Ellingson to the Nominating and Governance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioLife Solutions, Inc.

Date: July 14, 2021	By:	/s/ Roderick de Greef
Roderick de Greef
Chief Financial Officer